UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the SecuritiesExchange Act of 1934 (Amendment No.)
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Data I/O Corporation
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AMENDMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2021

Data I/O Corporation previously sent or made available to its shareholders proxy materials in connection with the solicitation of proxies for use at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 20, 2021 at Data I/O’s headquarters at 6645 185th Ave NE, Suite 100, Redmond, Washington 98052 at 10 a.m. Pacific Time. The proxy materials included the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on April 5, 2021 (the “Proxy Statement”) that contains important information about the proposals to be acted upon at the Annual Meeting. Such proposals include, among others, approval of a proposal to amend and restate the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”) and to increase the number of shares reserved for issuance under the 2000 Plan by an additional 700,000 shares of common stock (“Proposal No. 4”). A copy of the proposed amended and restated 2000 Plan, as approved by the Company’s Board of Directors in February 2021, was attached as Appendix A to the Proxy Statement.

After further review and consideration, the Company’s Board of Directors subsequently modified its proposed amendment and restatement of the 2000 Plan, attached as Appendix A to this amendment to the Proxy Statement dated May 3, 2021 (this “Amendment”), by further amending and restating the 2000 Plan, subject to stockholder approval, to specify that dividends or dividend equivalents that are accrued with respect to unvested restricted share awards cannot be paid until all conditions or restriction have been satisfied, waived or lapsed and to modify permitted share recycling. All references to the “2000 Plan” and the “amendment and restatement of the 2000 Plan” contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the 2000 Plan, as amended and restated in February 2021 and so further amended and restated, and attached as Appendix A hereto.

This Amendment should be reviewed together with the Proxy Statement. To the extent that the information in this Amendment differs from or updates the information contained in the Proxy Statement, the information in this Amendment is more current and supersedes that information contained in the Proxy Statement.

In this Amendment, terms such as “we,” “us” and “our” refer to Data I/O Corporation, which may also be referred to as “Data I/O” or the “Company”.

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AMENDED DISCLOSURES

The following paragraphs reflect revisions of specified portions of the Proxy Statement. Blacklining is included to highlight the changes from the original text of the Proxy Statement. Bold, underlined text represents new text that was not in the Proxy Statement, and struck out text represents deleted text. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement, and all page references refer to pages of the Proxy Statement.

The first paragraph under Proposal 4 on page 22 of the Proxy Statement is revised as follows:

“At the Annual Meeting, the shareholders of Data I/O will be asked to approve an amendment and restatement of the 2000 Plan, which, if approved, will increase the number of shares of Common Stock that have been made available under the 2000 Plan by an additional 700,000 shares, to an aggregate of 3,228,739 shares, the fair market value of such securities is $17,338,328 as of March 22, 2021, as well as make certain other modifications to the 2000 Plan. As of March 22, 2021, Data I/O has outstanding options and awards under the 2000 Plan with respect to 598,228 shares of Common Stock and 128,893 shares of Common Stock available for grants. Changes or updates to the plan include: addition of 700,000 shares to the plan along with updating the amendment notes; specifying that dividends or dividend equivalents that are accrued with respect to unvested restricted share awards cannot be paid until all conditions or restriction have been satisfied, waived or lapsed; modifications to permitted share recycling; and making explicit three items previously silent on 1) repricing of stock option’s exercise price shall, in accordance with NASDAQ, require shareholder approval; 2) excise tax gross ups are not allowed; and 3) awards are not transferrable to 3rd party financial institutions. Approval of the proposed increase will also be deemed a ratification of the terms of the 2000 Plan, as amended.”

The third paragraph on page 24 of the Proxy Statement under the heading “Description of the 2000 Plan, As Proposed to be Amended and Restated” is revised as follows:

“Awards may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NQOs”) (each ISO or NQO, an “Option” and collectively, “Options”), stock appreciation rights, stock awards in the form of restricted stock (“Restricted Stock”), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the 2000 Plan. The option price of ISOs shall be as determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the grant date. The option price of NQOs may be less than the fair market value of the Common Stock on the date of the grant; however, as a matter of policy Data I/O does not grant options with an exercise price that is less than the fair market value of the shares on the date of grant of the option. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the 2000 Plan on or after ~~February 22, 2027 (February 21, 2028~~ February 21, 2028 (May 3, 2031 if this proposal is approved), but ISOs outstanding under the 2000 Plan may extend beyond that date.”

A new paragraph on page 24 of the Proxy Statement under the heading “Description of the 2000 Plan, As Proposed to be Amended and Restated” is added as follows:

“Dividends or Dividend Equivalents. Dividend Equivalents cannot be granted in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award. Further, dividend and dividend equivalent amounts with respect to any Share underlying any other Award (including awards of restricted stock) may be accrued but cannot paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.”

The following paragraph on page 27 of the Proxy Statement under the heading “Certain Federal Income Tax Consequences – Restricted Stock Awards” is revised as follows:

“Grant and Lapse of Restrictions. Section 83(b) election of the Internal Revenue Code allows the holder of a restricted stock award to elect, within 30 days after the date he receives a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the common stock at that time. If the holder does not make a Section 83(b) election within 30 days from the date he receives a restricted stock award, the holder will recognize ordinary income equal to the fair market value of the common stock at expiration of the restriction period. The holder’s basis in the shares will equal their fair market value at the time the holder recognizes ordinary income. ~~The holder will be taxed at ordinary income rates on cash dividends paid before the end of the restriction period.~~ Subject to the general rules concerning deductibility of compensation, Data I/O will be allowed an income tax deduction in the amount that, and for our taxable year in which, the holder recognizes ordinary income in connection with a restricted stock award. ~~Dividends on the restricted stock that are received by the holder before the end of the restriction period also will be deductible by Data I/O subject to the general rules concerning compensation~~.”

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VOTING MATTERS; REVOCABILITY OF PROXIES

Except as described in this Amendment, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of Data I/O common stock. There are no changes to the proxy card or voting instruction form previously mailed to shareholders.

If you have already voted by Internet, telephone or by mail, then you do not need to take any action unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already voted and wish to change your vote based on any of the information contained in this Amendment or otherwise, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Important information regarding how to vote your shares of Data I/O common stock and how to revoke a proxy already given is available in the Proxy Statement under the heading “Information Regarding Proxy”. Votes already cast will remain valid and will be voted at the Annual Meeting unless changed or revoked.

As a stockholder, your vote is very important and the Data I/O Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of Data I/O common stock that you own.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 20, 2021. The proxy statement and annual report to security holders are also available at http://www.dataio.com/company/investorrelations/annualmeeting.aspx.

APPENDIX A

DATA I/O CORPORATION
2000 STOCK COMPENSATION INCENTIVE PLAN
(AS AMENDED AND RESTATED)

1.
PURPOSES

1.1
The purpose of the Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended and restated, (the “2000 Plan”) is to enhance the long-term shareholder value of Data I/O Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its Subsidiaries (as defined in Section 2) to participate in Data I/O's growth and success, and to encourage them to remain in the service of Data I/O and its Subsidiaries and to acquire and maintain stock ownership in Data I/O.

2.
DEFINITIONS

For purposes of the 2000 Plan, the following terms shall be defined as set forth below:

2.1
Acquired Entities.

“Acquired Entities” has the meaning given in Section 6.2.

2.2
Acquisition Transaction.

“Acquisition Transaction” has the meaning given in Section 6.2.

2.3
Award.

“Award” means a grant made to a Participant pursuant to the 2000 Plan, including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

2.4
Board.

“Board” means the Board of Directors of Data I/O.

2.5
Cause.

“Cause” means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to Data I/O, habitual abuse of alcohol or a controlled substance, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.6
Change in Control.

“Change in Control” means (i) the consummation of a merger or consolidation of Data I/O with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of Data I/O immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of Data I/O’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Data I/O’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Data I/O’s securities immediately before such transaction.

2.7
Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8
Common Stock.

“Common Stock” means the common stock, no par value, of Data I/O.

2.9
Disability.

“Disability” means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for Data I/O and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2000 Plan, determine the date of the Holder’s termination of employment, service or contractual relationship.

2.10
Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11
Fair Market Value.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the NASDAQ Capital Market, the mean between the high and low selling prices for the Common Stock as reported by the NASDAQ Capital Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the mean between the high and low selling prices for the Common Stock as such prices are officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12
Grant Date.

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.13
Holder.

“Holder” means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

2.14
Incentive Stock Option.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.15
Involuntary Termination.

“Involuntary Termination” means termination of the Holder’s service to Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder’s position with Data I/O (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder’s level of authority or responsibility or (B) a reduction in such Holder’s compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

2.16
Nonqualified Stock Option.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17
Option.

“Option” means the right to purchase Common Stock granted under Section 7.

2.18
Option Shares.

“Option Shares” means the shares of Common Stock issuable upon a Holder’s exercise of an Option granted under the 2000 Plan.

2.19
Other Stock-Based Award.

“Other Stock-Based Award” means an Award granted under Section 11.

2.20
Participant.

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the 2000 Plan.

2.21
Plan Administrator.

“Plan Administrator” means the Board or any committee designated to administer the 2000 Plan under Section 3.1.

2.22
Qualifying Award.

“Qualifying Award” means an Option or an Award that is held by a person who had been an employee, director, consultant or agent to Data I/O for at least 180 days as of the effective date of a Change in Control.

2.23
Qualifying Shares.

“Qualifying Shares” means shares of Common Stock issued pursuant to a Qualifying Award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon termination of the Holder’s services to Data I/O.

2.24
Restricted Stock.

“Restricted Stock” means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.25
Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

2.26
Stock Appreciation Right.

“Stock Appreciation Right” means an Award granted under Section 9.

2.27
Stock Award.

“Stock Award” means an Award granted under Section 10.

2.28
Subsidiary.

“Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by Data I/O or in which Data I/O has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of Data I/O.

2.29
Unvested Portion.

“Unvested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are unvested as of the effective date of a Change in Control.

2.30
Vested Portion.

“Vested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are vested as of the effective date of a Change in Control.

3.
ADMINISTRATION

3.1
Plan Administrator.

The 2000 Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the 2000 Plan or of any Award). The Board, or any committee thereof appointed to administer the 2000 Plan, is referred to herein as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board or Plan Administrator may delegate the responsibility for administering the 2000 Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2
Administration and Interpretation by the Plan Administrator.

Except for the terms, conditions and limitations explicitly set forth in the 2000 Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the 2000 Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the 2000 Plan and may from time to time adopt, change and rescind rules and regulations of general application for the 2000 Plan's administration. This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this 2000 Plan and make all other determinations necessary or advisable for the administration of the 2000 Plan and do everything necessary or appropriate to administer the 2000 Plan. The Plan Administrator's interpretation of the 2000 Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the 2000 Plan shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of Data I/O's officers as it so determines.

4.
STOCK SUBJECT TO THE 2000 PLAN

4.1
Authorized Number of Shares.

As of March 10, 2000, Data I/O had outstanding options with respect to 1,215,000 shares of Common Stock and 270,499 shares of Common Stock available for additional grants under the 2000 Plan and the Data I/O 1986 Employee Stock Option Plan (“1986 Plan”). Subject to adjustment from time to time as provided in Section 14.1, Awards of the authorized but unissued shares of Common Stock under the 1986 Plan, or shares of Common Stock that become available under the 1986 Plan as a result of the expiration or termination of options, may be granted under this 2000 Plan. Awards for an additional 300,000 shares of Common Stock shall also be available for issuance under the 2000 Plan. Shares issued under the 2000 Plan shall be drawn from authorized and unissued shares. See also Section 18 for 2000 Plan amendments.

4.2
Limitations.

(a)         Subject to adjustment from time to time as provided in Section 14.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the 2000 Plan to any individual Participant in the aggregate in any one (1) calendar year, except that Data I/O may make additional one-time grants to newly hired Participants of up to 100,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(b)         Subject to adjustment from time to time as provided in Section 14.1, not more than 100,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year.

4.3
Shares Available for Awards.

(a)         Shares Added Back to Reserve. Subject to the limitations in (b) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares covered by an Award that is settled in cash) or if any Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(b)         Shares Not Added Bact to Reserve. Notwithstanding anything to the contrary in (a) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to any Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(c)         Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(d)         Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

5.
ELIGIBILITY

Awards may be granted under the 2000 Plan to those officers, directors and key employees of Data I/O and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to Data I/O and its Subsidiaries.

6.
AWARDS

6.1
Form and Grant of Awards.

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the 2000 Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of Data I/O.

6.2
Acquired Company Awards.

Notwithstanding anything in the 2000 Plan to the contrary, the Plan Administrator may grant Awards under the 2000 Plan in substitution for awards issued under other plans, or assume under the 2000 Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an “Acquisition Transaction”). If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

7.
AWARDS OF OPTIONS

7.1
Grant of Options.

The Plan Administrator is authorized under the 2000 Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2
Option Exercise Price.

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3
Term of Options.

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be six (6) years from the Grant Date.

7.4
Exercise of Options.

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following: (a) 25% of the Option shall vest and become exercisable on each anniversary of the Grant Date such that the Option shall be fully vested on the fourth anniversary of the Grant Date; (b) in no event shall any additional Option Shares vest after termination of Holder’s employment by or service to Data I/O; and (c) the Plan Administrator may waive or modify the foregoing schedule at any time.

To the extent that the right to purchase shares has accrued there under, an Option may be exercised from time to time by written notice to Data I/O, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5
Payment of Exercise Price.

The exercise price for shares purchased under an Option shall be paid in full to Data I/O by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to Data I/O's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) a promissory note delivered pursuant to Section 12; (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a third party designated by Data I/O to deliver promptly to Data I/O the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) Data I/O to deliver the certificates for such purchased shares directly to such third party, all in accordance with the regulations of the Federal Reserve Board; (d) the net exercise of the Option as defined below; or (e) such other consideration as the Plan Administrator may permit.

In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Holder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that have a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company will accept a cash payment from the Participant.

The number of shares of Common Stock underlying an Option will decrease following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the "net exercise" feature, (ii) shares actually delivered to the Holder as a result of such exercise, and (iii) shares withheld for purposes of tax withholding.

7.6
Post-Termination Exercises.

The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, Data I/O or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within one (1) year if the termination of the Holder’s employment or services are coincident with Disability or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary if termination of the Holder’s employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first discovery by Data I/O of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with Data I/O are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among Data I/O and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.
INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1                 Dollar Limitation.

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the 2000 Plan and all other stock option plans of Data I/O) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

8.2                 10% Shareholders.

If a Participant owns more than 10% of the total voting power of all classes of Data I/O's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3                 Eligible Employees.

Individuals who are not employees of Data I/O or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4                 Term.

The term of an Incentive Stock Option shall not exceed ten (10) years.

8.5
Exercisability.

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6                 Taxation of Incentive Stock Options.

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give Data I/O prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7                 Promissory Notes.

The amount of any promissory note delivered pursuant to Section 12 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8                 Incorporation of Other Provisions.

With respect to Incentive Stock Options, if this 2000 Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this 2000 Plan.

9.
STOCK APPRECIATION RIGHTS

9.1
Grant of Stock Appreciation Rights.

The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2
Tandem Stock Appreciation Rights.

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to Data I/O all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3                 Stand-Alone Stock Appreciation Rights.

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

9.4                 Exercise of Stock Appreciation Rights.

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10.
STOCK AWARDS

10.1                 Grant of Stock Awards.

The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with Data I/O or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

10.2                 Issuance of Shares.

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, Data I/O shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award.

10.3                 Waiver of Restrictions.

Notwithstanding any other provisions of the 2000 Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11.
  OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other Awards under the 2000 Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the 2000 Plan and must be consistent with the 2000 Plan’s purpose.

12.
LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Holder (excluding a Holder who is an officer or director of Data I/O) in acquiring shares of Common Stock pursuant to an Award granted under the 2000 Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by Data I/O, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by Data I/O of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion; provided, however, that repayment of any Company loan to the Holder shall be secured by delivery of a full-recourse promissory note for the loan amount executed by the Holder, together with any other form of security determined by the Plan Administrator. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

13.
ASSIGNABILITY

Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the 2000 Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercise ability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

14.
ADJUSTMENTS

14.1               Adjustment of Shares.

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in Data I/O's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of Data I/O or of any other corporation or (b) new, different or additional securities of Data I/O or of any other corporation being received by the holders of shares of Common Stock of Data I/O, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the 2000 Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Repricing of stock option exercise prices shall, in accordance with NASDAQ rules, require shareholder approval.

14.2               Dissolution, Liquidation or Change in Control Transactions.

(a)       In the event of the proposed dissolution or liquidation of Data I/O, Data I/O shall notify each Holder at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

(b)
Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, a Qualifying Award which is not vested or is not exercisable in full shall become exercisable or vested in connection with a Change in Control which becomes effective before the Holder’s service to Data I/O terminates as follows:

(i)           If the Qualifying Award remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes awards with substantially the same terms for such Qualifying Award, the vesting and exercisability of the Qualifying Award shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Award shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

(ii)       If the Qualifying Award remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Award and if the Holder thereof is subject to an Involuntary Termination within 180 days following such Change in Control, then all Awards held by such Holder (or options issued in substitution thereof) shall become vested or exercisable in full, whether or not the vesting requirements set forth in the Award agreement have been satisfied, for a period of 90 days commencing on the effective date of such Holder’s Involuntary Termination, or if shorter, the remaining term of the Award.

(iii)           If a Qualifying Award does not remain outstanding, and either such Qualifying Award is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute awards with substantially the same terms for such Qualifying Award, such Qualifying Award shall become vested or exercisable in full, whether or not the vesting requirements set forth in the Award agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Award shall terminate.

(c)
Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Qualifying Shares shall be accelerated, and Data I/O’s repurchase right with respect to such shares shall lapse, in connection with a Change in Control which becomes effective before such Holder’s service to Data I/O terminates as follows:

(i)           If Qualifying Awards were outstanding at the effective time of the Change in Control and they are partially accelerated pursuant to Subsection (b)(i) above or if there were no Qualifying Awards outstanding at the effective time of the Change in Control, the vesting of all Qualifying Shares shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Shares shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

(ii)       If the preceding clause (i) applied and if a Holder of Qualifying Shares is subject to an Involuntary Termination within 180 days following the same Change in Control, then all Qualifying Shares held by such Holder (or shares issued in substitution thereof) shall become vested in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

(iii)           If Qualifying Awards were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection (b)(iii) above or otherwise, the vesting of all Qualifying Shares shall be accelerated in full, and Data I/O’s repurchase right with respect to all such shares shall lapse in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

14.3
Further Adjustment of Awards.

Subject to the preceding Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of Data I/O, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action. Without limiting the generality of the foregoing, if Data I/O is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Holder’s consent, may provide for:

(a)
the continuation of such outstanding Award by Data I/O (if Data I/O is the surviving corporation);

(b)
the assumption of the 2000 Plan and some or all outstanding Awards by the surviving corporation or its parent;

(c)
the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

(d)
the cancellation of such outstanding Awards with or without payment of any consideration.

14.4
Limitations.

The grant of Awards will in no way affect Data I/O's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5               Fractional Shares.

In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

15.
WITHHOLDING

Data I/O may require the Holder to pay to Data I/O in cash the amount of any withholding taxes that Data I/O is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Data I/O shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from Data I/O to the Participant an amount equal to such taxes. Data I/O may also deduct from any Award any other amounts due from the Participant to Data I/O or a Subsidiary.

16.
AMENDMENT AND TERMINATION OF 2000 PLAN

16.1
Amendment of 2000 Plan.

The 2000 Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate. Amendments made to the 2000 Plan which would constitute “modifications” to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for Data I/O to comply with or to avail Data I/O, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

16.2
Termination Of 2000 Plan.

Data I/O's shareholders or the Board may suspend or terminate the 2000 Plan at any time. The 2000 Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the 2000 Plan's adoption by the Board or approval by the shareholders.

17.
GENERAL

17.1               Award Agreements.

Awards granted under the 2000 Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the 2000 Plan.

17.2               Continued Employment or Services; Rights In Awards.

None of the 2000 Plan, participation in the 2000 Plan as a Participant or any action of the Plan Administrator taken under the 2000 Plan shall be construed as giving any Participant or employee of Data I/O any right to be retained in the employ of Data I/O or limit Data I/O's right to terminate the employment or services of the Participant.

17.3               Registration; Certificates For Shares.

Data I/O shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the 2000 Plan, or to continue in effect any such registrations or qualifications if made. Data I/O may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for Data I/O deems necessary or desirable for compliance by Data I/O with federal and state securities laws.

Inability of Data I/O to obtain, from any regulatory body having jurisdiction, the authority deemed by

Data I/O's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve Data I/O of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

17.4               No Rights As A Shareholder.

No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the 2000 Plan of the shares that are the subject of such Award, free of all applicable restrictions. Further (a) no dividend equivalents shall be granted to Participants in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (b) dividend and dividend equivalent amounts with respect to any Share underlying any other Award may be accrued but may not be paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.

17.5               Compliance With Laws And Regulations.

In interpreting and applying the provisions of the 2000 Plan, any Option granted as an Incentive Stock Option pursuant to the 2000 Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6               No Trust Or Fund.

The 2000 Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require Data I/O to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of Data I/O.

17.7               Severability.

If any provision of the 2000 Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the 2000 Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the 2000 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the 2000 Plan and any such Award shall remain in full force and effect.

17.8
 Restrictions.

(a)
Excise tax gross-ups are not allowed.

(b)
Awards are not transferable to 3rd party financial institutions.

18.
EFFECTIVE DATE

The 2000 Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by Data I/O's shareholders at any time within twelve (12) months of such adoption.

The original 2000 Plan was adopted by the Board on February 28, 2000 and approved by Data I/O's shareholders in May 2000. The 2000 Plan was amended and approved by the Board and Data I/O's shareholders in: 2002 to add an additional 200,000 shares; 2004, to add an additional 300,000 shares; 2006, to add an additional 300,000 shares; 2009, to add an additional 300,000 shares; 2011, to add an additional 300,000 shares; 2012, to add an additional 300,000 shares; 2017, to add an additional 250,000 shares and 2018, to add an additional 300,000 shares of Common Stock to be reserved for issuance under the 2000 Plan On February 24, 2021, the Board amended and restated the 2000 Plan to add an additional 700,000 shares of Common Stock to be reserved for issuance under the 2000 Plan and the Plan was further amended on May 3, 2021 [to limit recycling of Shares and to clarify that dividends and dividend equivalents may be accrued with respect to unvested Awards but cannot be paid until all restrictions applicable to the Award have been satisfied or waived].